SUB-ITEM 77Q3

AIM LEISURE FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING 3/31/2007
FILE NUMBER 811-3826
SERIES NO.: 4



74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                        3,831
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                          777
        Class C                                                        1,095
        Class R                                                           15
        Investor Class                                                12,326

74V.  1 Net asset value per share (to nearest cent)
        Class A                                                       $51.32
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                       $49.84
        Class C                                                       $48.45
        Class R                                                       $51.20
        Investor Class                                                $51.23